Exhibit 23.1

DEGOLYER AND MACNAUGHTON

500 | SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

October 30, 2013

Dune Energy, Inc.

Two Shell Plaza

777 Walker Street, Suite 2300

Houston, Texas 77002

Ladies and Gentlemen:

We hereby consent to the use of the name DeGolyer and MacNaughton and to the inclusion of information from our “Appraisal Report as of June 30, 2013 on Certain Properties owned by Dune Energy, Inc.” in the Form 10-Q of Dune Energy, Inc. for the quarter ended September 30, 2013.

Very truly yours,

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716